SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)        November 21, 1997
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                            HEALTHCARE CAPITAL CORP.
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             (Exact name of registrant as specified in its charter)


          Alberta, Canada                0-22367               Not applicable
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 (State or other jurisdiction        (Commission File          (IRS Employer
  of incorporation)                       Number)            Identification No.)

111 S.W. Fifth Street, Suite 2390, Portland, Oregon                 97204
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code        (503) 225-9152
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Item 1.  Changes in Control of Registrant.

Item 5.  Other Events.

                  On November 21, 1997, HealthCare Capital Corp. (the "Corporation") entered into a definitive Securities Purchase Agreement with Warburg Pincus Ventures, L.P. ("Warburg"), of New York, New York, pursuant to which Warburg has agreed to purchase 13,333,333 Series A Convertible Preferred Shares (the "Convertible Shares"), together with warrants (the "Warrants") to purchase 10,000,000 common shares of the Corporation (the "Common Shares"), for $18,000,000 in cash. The exercise price of the Warrants is $2.40 per share. Consummation of the purchase transaction, which is expected to occur by mid-January 1998, is subject to regulatory approval and shareholder approval in accordance with the policies of The Alberta Stock Exchange. The net proceeds of approximately $16,000,000 will be utilized for acquisitions of additional audiology-related businesses and for working capital purposes.

                  Following  consummation  of the  purchase  of the  Convertible
Shares, such shares will represent approximately 33 percent of the outstanding voting securities of the Corporation. Including the Common Shares issuable upon exercise of the Warrants, Warburg will beneficially own approximately 46 percent of the voting securities of the Corporation upon consummation of the transaction.

                  Upon consummation of the purchase of the Convertible Shares, and for so long as Warburg beneficially owns a number of outstanding Common Shares or Convertible Shares constituting at least 10 percent of the outstanding Common Shares (including for this purpose the Common Shares issuable upon conversion of the Convertible Shares but not the Common Shares issuable upon exercise of the Warrants), the Corporation will be required to use its reasonable best efforts to elect and retain as directors two persons, reasonably satisfactory to the Corporation, designated by Warburg. Such number will increase to three if and for so long as the number of positions on the Board of Directors exceeds eight. Such number will decrease by one if Warburg beneficially owns less than 10 percent of the outstanding Common Shares (including for this purpose the Common Shares issuable upon conversion of the Convertible Shares but not the Common Shares issuable upon exercise of the Warrants) and will further decrease to none if Warburg beneficially owns less than 3,333,333 Common Shares or Convertible Shares. In order to comply with this requirement, the Board of Directors presently intends to increase the number of positions on the Board to eight effective upon consummation of the transaction with Warburg. As long as Warburg beneficially owns at least 3,333,333 Common Shares or Convertible Shares, the number of positions on the Board may not exceed 11.

                  A copy of the news release dated November 25, 1997, in which the Corporation announced details of the foregoing transaction is attached as
Exhibit 99.1 hereto.


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 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits

                Exhibit 99.1 News Release of HealthCare Capital Corp. dated November 25, 1997

                Exhibit 99.2     Securities   Purchase   Agreement  between  the
                                 Registrant and Warburg Pincus Ventures, L.P., dated November 21, 1997


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  November 25, 1997                   HEALTHCARE CAPITAL CORP.



                                            By  /s/ Edwin J. Kawasaki
                                                Edwin J. Kawasaki
                                                Vice President-Finance


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